EXECUTION COPY



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                          WINSTAR COMMUNICATIONS, INC.,
                                    as Issuer


                                       and


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee




                           -----------------------------

                                    Indenture

                           Dated as of March 15, 1998
                         -------------------------------


                     10% Senior Subordinated Notes Due 2008




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


                                                                            2




                                CROSS-REFERENCE TABLE




TIA Sections                                                                           Indenture Sections
-----------------                                                                    ---------------------
ss.310(a)(1)............................................................................        7.10
        (a)(2).........................................................................         7.10
        (b)............................................................................         7.08
ss.313(c)...............................................................................        7.06; 11.02
ss.314(a)...............................................................................        4.18; 11.02
        (a)(4).........................................................................         4.17; 11.02
        (c)(1).........................................................................        11.03
        (c)(2).........................................................................        11.03
        (e)............................................................................        11.04
ss.315(b)...............................................................................        7.05; 11.02
ss.316(a)(1)(A).........................................................................        6.05
        (a)(1)(B)......................................................................         6.04
        (b)............................................................................         6.07
ss.317(a)(1)............................................................................        6.08
        (a)(2).........................................................................         6.09
ss.318(a)...............................................................................       11.01
        (c)............................................................................        11.01










----------

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                             TABLE OF CONTENTS

                                                                                                      Page
                                                                                                    --------

RECITALS OF THE COMPANY.........................................................................         1



                                                ARTICLE ONE

                                DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.     Definitions...................................................................         1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act.............................        17
SECTION 1.03.     Rules of Construction.........................................................        17
SECTION 1.04.     Ranking of the Securities.....................................................        17



                                                ARTICLE TWO

                                              THE SECURITIES
SECTION 2.01.     Form and Dating...............................................................        18
SECTION 2.02.     Execution and Authentication..................................................        18
SECTION 2.03.     Registrar and Paying Agent....................................................        18
SECTION 2.04.     Paying Agent To Hold Money in Trust...........................................        19
SECTION 2.05.     Securityholder Lists..........................................................        19
SECTION 2.06.     Transfer and Exchange.........................................................        19
SECTION 2.07.     Replacement Securities........................................................        20
SECTION 2.08.     Outstanding Securities........................................................        20
SECTION 2.09.     Temporary Securities..........................................................        21
SECTION 2.10.     Cancelation...................................................................        21
SECTION 2.11.     Defaulted Interest............................................................        21
SECTION 2.12.     CUSIP Numbers.................................................................        21



                                               ARTICLE THREE

                                                REDEMPTION
SECTION 3.01.     Right of Redemption...........................................................        22
SECTION 3.02.     Notices to Trustee............................................................        22
SECTION 3.03.     Selection of Securities To Be Redeemed........................................        22
SECTION 3.04.     Notice of Redemption..........................................................        23
SECTION 3.05.     Effect of Notice of Redemption................................................        23
SECTION 3.06.     Deposit of Redemption Price...................................................        24
SECTION 3.07.     Payment of Securities Called for Redemption...................................        24
SECTION 3.08.     Securities Redeemed in Part...................................................        24



                                               ARTICLE FOUR

                                                 COVENANTS
SECTION 4.01.     Payment of Securities.........................................................        24
SECTION 4.02.     Maintenance of Office or Agency...............................................        25
SECTION 4.03.     Limitation on Indebtedness....................................................        25
SECTION 4.04.     Limitation on Senior Subordinated Indebtedness................................        27
SECTION 4.05.     Limitation on Restricted Payments.............................................        28
SECTION 4.06.     Limitation on Dividend and Other Payment Restrictions
                      Affecting Restricted Subsidiaries.........................................        30
SECTION 4.07.     Limitation on the Issuance and Sale of Capital Stock of
                      Restricted Subsidiaries...................................................        32
SECTION 4.08.     Limitation on Issuances of Guarantees by Restricted
                      Subsidiaries..............................................................        32
SECTION 4.09.     Limitation on Transactions with Shareholders and Affiliates...................        32
SECTION 4.10.     Limitation on Asset Sales.....................................................        33
SECTION 4.11.     Repurchase of Securities upon a Change of Control.............................        34
SECTION 4.12.     Existence.....................................................................        35
SECTION 4.13.     Payment of Taxes and Other Claims.............................................        35
SECTION 4.14.     Maintenance of Properties and Insurance.......................................        35
SECTION 4.15.     Notice of Defaults............................................................        36
SECTION 4.16.     Compliance Certificates.......................................................        36
SECTION 4.17.     SEC Reports and Reports to Holders............................................        37
SECTION 4.18.     Waiver of Stay, Extension or Usury Laws.......................................        37



                                               ARTICLE FIVE

                                           SUCCESSOR CORPORATION
SECTION 5.01.     When Company May Merge, Etc...................................................        37
SECTION 5.02.     Successor Substituted.........................................................        38



                                                ARTICLE SIX

                                           DEFAULT AND REMEDIES
SECTION 6.01.     Events of Default.............................................................        38
SECTION 6.02.     Acceleration..................................................................        39
SECTION 6.03.     Other Remedies................................................................        40
SECTION 6.04.     Waiver of Past Defaults.......................................................        40
SECTION 6.05.     Control by Majority...........................................................        41
SECTION 6.06.     Limitation on Suits...........................................................        41
SECTION 6.07.     Rights of Holders to Receive Payment..........................................        42
SECTION 6.08.     Collection Suit by Trustee....................................................        42
SECTION 6.09.     Trustee May File Proofs of Claim..............................................        42
SECTION 6.10.     Priorities....................................................................        42
SECTION 6.11.     Undertaking for Costs.........................................................        43
SECTION 6.12.     Restoration of Rights and Remedies............................................        43



SECTION 6.13.     Rights and Remedies Cumulative................................................        43
SECTION 6.14.     Delay or Omission Not Waiver..................................................        43



                                               ARTICLE SEVEN

                                                  TRUSTEE
SECTION 7.01.     General.......................................................................        44
SECTION 7.02.     Certain Rights of Trustee.....................................................        44
SECTION 7.03.     Individual Rights of Trustee..................................................        45
SECTION 7.04.     Trustee's Disclaimer..........................................................        45
SECTION 7.05.     Notice of Default.............................................................        45
SECTION 7.06.     Reports by Trustee to Holders.................................................        45
SECTION 7.07.     Compensation and Indemnity....................................................        45
SECTION 7.08.     Replacement of Trustee........................................................        46
SECTION 7.09.     Successor Trustee by Merger, Etc..............................................        47
SECTION 7.10.     Eligibility...................................................................        47
SECTION 7.11.     Money Held in Trust...........................................................        47
SECTION 7.12.     Withholding Taxes.............................................................        47



                                               ARTICLE EIGHT

                                          DISCHARGE OF INDENTURE
SECTION 8.01.     Termination of Company's Obligations..........................................        48
SECTION 8.02.     Defeasance and Discharge of Indenture.........................................        48
SECTION 8.03.     Defeasance of Certain Obligations.............................................        50
SECTION 8.04.     Application of Trust Money....................................................        52
SECTION 8.05.     Repayment to Company..........................................................        52
SECTION 8.06.     Reinstatement.................................................................        53
SECTION 8.07.     Insiders......................................................................        53



                                               ARTICLE NINE

                                    AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01.     Without Consent of Holders....................................................        53
SECTION 9.02.     With Consent of Holders.......................................................        53
SECTION 9.03.     Revocation and Effect of Consent..............................................        54
SECTION 9.04.     Notation on or Exchange of Securities.........................................        55
SECTION 9.05.     Trustee to Sign Amendments, Etc...............................................        55
SECTION 9.06.     Conformity with Trust Indenture Act...........................................        55



                                                ARTICLE TEN

                                               SUBORDINATION
SECTION 10.01.        Securities Subordinate to Senior Indebtedness.............................        55

SECTION 10.02.        No Payment on Securities in Certain Circumstances.........................        56
SECTION 10.03.        Payment Over of Proceeds Upon Dissolution, Etc............................        57
SECTION 10.04.        Subrogation of Holders to Rights of Holders of
                             Senior Indebtedness................................................        58
SECTION 10.05.        Obligations of Company Unconditional......................................        59
SECTION 10.06.        Payments May Be Made Prior to Dissolution.................................        59
SECTION 10.07.        No Waiver of Subordination Provisions.....................................        59
SECTION 10.08.        Authorization to Trustee to Take Action to Effectuate
                             Subordination......................................................        60
SECTION 10.09.        Senior Indebtedness May Be Renewed or Extended, Etc.......................        60
SECTION 10.10.        Trustee to Have No Fiduciary Duty to Holders of Senior
                             Indebtedness.......................................................        60
SECTION 10.11.        Rights of Trustee as Holder of Senior Indebtedness........................        60
SECTION 10.12.        Notice to Trustee.........................................................        60
SECTION 10.13.        Reliance on Judicial Order or Certificate of Liquidating
                             Agent..............................................................        61
SECTION 10.14.        Not to Prevent Events of Default..........................................        61
SECTION 10.15.        Trustee's Compensation Not Prejudiced.....................................        61



                                              ARTICLE ELEVEN

                                               MISCELLANEOUS
SECTION 11.01.        Trust Indenture Act of 1939...............................................        62
SECTION 11.02.        Notices...................................................................        62
SECTION 11.03.        Certificate and Opinion as to Conditions Precedent........................        63
SECTION 11.04.        Statements Required in Certificate or Opinion.............................        63
SECTION 11.05.        Rules by Trustee, Paying Agent or Registrar...............................        63
SECTION 11.06.        Payment Date Other Than a Business Day....................................        63
SECTION 11.07.        Governing Law.............................................................        64
SECTION 11.08.        No Adverse Interpretation of Other Agreements.............................        64
SECTION 11.09.        No Recourse Against Others................................................        64
SECTION 11.10.        Successors................................................................        64
SECTION 11.11.        Duplicate Originals.......................................................        64
SECTION 11.12.        Separability..............................................................        64
SECTION 11.13.        Table of Contents, Headings, Etc..........................................        64

EXHIBIT A             Form of Security..........................................................      EA-1
Rule 144A/Regulation S Appendix



                  INDENTURE, dated as of March 15, 1998, between WINSTAR COMMUNICATIONS, INC., a Delaware corporation, as issuer (the "Company") and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").


                             RECITALS OF THE COMPANY

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10% Senior Subordinated Notes Due 2008 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 10% Senior Subordinated Notes Due 2008 (the "Exchange Securities") and, if and when issued pursuant to a private exchange for Initial Securities, the Company's 10% Senior Subordinated Notes Due 2008 (the "Private Exchange Securities," together with the Exchange Securities and the Initial Securities, the "Securities"):


                                   ARTICLE ONE

            DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01.  Definitions.

            "1995 Notes" means the 1995 Senior Notes and the Convertible Notes.

            "1997 Notes" means the 1997 Senior Notes and the Equipment Notes.

            "1995 Senior Notes" means the 14% Senior Discount Notes Due 2005 of the Company.

            "1997 Senior Notes" means the 14 1/2% Senior Deferred Interest Notes Due 2005 of the Company.

            "1997 Senior Subordinated Notes" means the 15% Senior Subordinated Deferred Interest Notes Due 2007 of the Company.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person, including, without limitation, an Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.05 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.05, any amount paid as, or accrued for, cash dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

                  "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the SEC pursuant to Section 4.17; provided, however, that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board of Directors and evidenced by a Board Resolution. As used in this Indenture, references to financial statements of the Company and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

                  "Allocated Proceeds" has the meaning provided in Section 4.05.

                  "Asset Acquisition" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or
(ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided, however, that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries; (C) a substantially simultaneous exchange of, or a sale or disposition (other than 85% or more for cash or cash equivalents) by the Company or any of its Restricted Subsidiaries of, licenses issued by the FCC or applications or bids therefor; provided, however, that the consideration received by the Company or any such Restricted Subsidiary in connection with such exchange, sale or disposition shall be equal to the fair market value of licenses so exchanged, sold or disposed of, as determined by the Board of Directors; and (D) except for purposes of the definition of "Indebtedness to EBITDA Ratio," any sale or other disposition of securities of an Unrestricted Subsidiary.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to this Indenture.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

                  "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis or (ii) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

                  "Company" means the party named as such in the paragraph preceding the recitals hereof until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

                  "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

                  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income and (vi) all other noncash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, the Deferred Interest Notes, the Convertible Preferred Stock, the 1997 Senior Subordinated Notes, the 1997 Notes, the WSAC Loan and the Exchangeable Preferred Stock, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                    "Convertible   Notes"  means  the  14%  Convertible   Senior
Subordinated Discount Notes due 2005 of the Company.

                  "Convertible Notes Indenture" means the Indenture dated as of October 23, 1995, between the Company and United States Trust Company of New York pursuant to which the Convertible Notes were issued.

                  "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036-1532.

                  "Convertible Preferred Stock" means the Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010 of the Company.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Deemed Closing Date" means March 18, 1997.

                  "Deferred Interest Notes" means the 11% Senior Subordinated Deferred Interest Notes Due 2008 of the Company.

                  "Deferred Interest Notes Indenture" means the Indenture, dated as of March 15, 1998, between the Company and United States Trust Company of New York, pursuant to which the Deferred Interest Notes were issued.

                  "Designated Senior Indebtedness" means the 1995 Senior Notes, the 1997 Senior Notes, the Equipment Note Guarantees and any Indebtedness constituting Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount of at least $25,000,000 and that is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

                  "Equipment Notes" means the $200,000,000 of 12 1/2% Guaranteed Senior Secured Notes Due 2004 of WEC and the $50,000,000 of 12 1/2% Guaranteed Senior Secured Notes Due 2004 of WEC II.

                  "Equipment Note Guarantees" means the Guarantees provided by the Company with respect to the Equipment Notes.

                  "Exchange Debentures" means the 14 1/4% Senior Subordinated Deferred Interest Notes Due 2007 of the Company issuable in exchange for the Exchangeable Preferred Stock.

                  "Exchangeable Preferred Stock" means the Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock Due 2007 of the Company.

                  "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors (whose determination shall be conclusive) and evidenced by a Board Resolution.

                  "FCC"   means  the  United   States   Federal   Communications
Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants set forth in Article Four and Article Five and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Securities, the Deferred Interest Notes, the Convertible Preferred Stock, the 1997 Senior Subordinated Notes, the 1997 Notes, the WSAC Loan and the
Exchangeable Preferred Stock and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Indebtedness" has the meaning provided in Section 4.08.

                  "Holder" means the Person in whose name a Security is registered on the books of the registrar for the Security.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is (1) for purposes of determining the Indebtedness to EBITDA Ratio, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (2) for all other purposes, the amount determined in clause (1) on the date such Indebtedness is originally Incurred and (B) Indebtedness shall not include any liability for federal, state, local or other taxes.

                  "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of the Company for the then most recent four full fiscal quarters for which reports have been filed pursuant to Section 4.17 (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided, however, that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), the Company or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Company or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Company shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

                  "Indenture" means this Indenture as originally  executed or as it may be amended or  supplemented  from time to time by one or more  indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

                  "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 1998.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided, however, that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock held by the Company and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of
Section 4.07. For purposes of the definition of  "Unrestricted  Subsidiary"  and
Section 4.05, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Issue Date" means the date on which the Securities are originally issued under this Indenture.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable by the Company or any of its subsidiaries as a result thereof.

                  "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders thereof that is required by Section 4.10 or Section
4.11 which is commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the Payment Date; (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount (and accrued and unpaid interest) to the unpurchased portion thereof; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis any Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of the Securities so accepted for payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.

                  "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

                  "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

                  "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

                  "Payment Date" means the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date a notice is mailed pursuant to an Offer to Purchase.

                  "Permitted Investment" means (i) an Investment in a Restricted
Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees in a principal amount not to exceed $1,000,000 at any one time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Redeemable Stock) of the Company; (vii) notes payable to the Company that are received by the Company as payment of the purchase price for Capital Stock (other than Redeemable Stock) of the Company; and (viii) acquisitions of a minority equity interest in entities engaged in the telecommunications business; provided, however, that (A) the acquisition of a majority equity interest in such entities is not permitted under U.S. law without FCC consent, (B) the Company or one of its Restricted Subsidiaries has the right to acquire Capital Stock representing a majority of the voting power of the

Voting Stock of such entity upon receipt of FCC consent and (C) in the event that such consent has not been obtained within 18 months of funding such Investment, the Company or one of its Restricted Subsidiaries has the right to sell such minority equity interest in the seller thereof for consideration consisting of the consideration originally paid by the Company and its Restricted Subsidiaries for such minority equity interest.

                  "Permitted Investor" means Mr. William J. Rouhana, Jr.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the Deemed Closing Date, including, without limitation, all series and classes of such preferred or preference stock.

                  "principal" of a debt security, including the Securities, means the principal amount due on such debt security.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities , (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities (unless the redemption price is, at the Company's option, without conditions precedent, payable solely in Common Stock (other than Redeemable Stock) of the Company) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 4.10 and Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to the provisions of Section 4.10 and Section 4.11.

                  "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

                  "Registrar" has the meaning provided in Section 2.03.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                "Restricted Payments" has the meaning provided in Section 4.05.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission and any successor agency.

                  "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Register" has the meaning provided in Section 2.03.

                  "Senior  Indebtedness" means the following  obligations of the
Company, whether outstanding on the Issue Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations of the Company under the 1995 Senior Notes, the 1997 Senior Notes, and the Equipment Note Guarantees, (ii) all other Indebtedness of the Company (other than the Securities, the Deferred Interest Notes, the 1997 Senior Subordinated Notes, the Exchange Debentures and the Convertible Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Securities and (iii) all fees, expenses and indemnities payable in connection with the 1995 Senior Notes, the 1997 Senior Notes and the Equipment Note Guarantees (including any agreements pursuant to which the 1995 Senior Notes, the 1997 Senior Notes or the Equipment Note Guarantees were issued); provided, however, that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by Section 4.03 or Section 4.04, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by the Company or (g) any trade payables of the Company. Senior Indebtedness of the Company will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

                  "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Securities and the Deferred Interest Notes, payable pursuant to the terms of the Securities and the Deferred Interest Notes or upon acceleration, to the extent relating to the purchase of Securities and the Deferred Interest Notes or amounts corresponding to such principal, premium, if any, or interest on the Securities and the Deferred Interest Notes.

                  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries,
(i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or
(ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Subsidiary Guarantee" has the meaning provided in Section
4.08.

                  "Telecommunications Assets" means any (i) entity or business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services, telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above and
(ii) any assets used primarily to effect such transmission or provide the products or services referred to in clause (a) or (b) above and any directly related or ancillary assets including, without limitation, licenses and applications, bids and agreements to acquire licenses, or other authority to provide transmission services previously granted, or to be granted, by the FCC.

               "Telecommunications Subsidiary" means (i) WinStar Gateway Network, Inc., WinStar Wireless, Inc., WinStar Telecommunications, Inc., WinStar Milliwave, Inc., WinStar Locate, Inc. and WinStar Wireless Fiber Corp., and, in each case, its successors and (ii) any other Restricted Subsidiary of the Company that holds more than a de minimis amount of Telecommunications Assets.

                  "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof;
(ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding deposits or debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

                  "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a guarantor of the Securities, to be an Unrestricted Subsidiary unless such

Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided, however, that neither the Company nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the provisions of Section 4.05. Notwithstanding the foregoing, WinStar New Media Company, Inc., Non Fiction Films Inc. and WinStar Global Products, Inc. and their Subsidiaries are Unrestricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Anything to the contrary contained in this Indenture notwithstanding, no Telecommunications Subsidiary may be designated an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities , and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "WEC" means WinStar Equipment Corp. and its successors.

               "WEC II" means WinStar Equipment II Corp. and its successors.

               "WSAC" means WinStar Switch Acquisition Corp. and its successors.

               "WSAC Credit Agreement" means the Credit Agreement dated as of October 17, 1997, among WSAC, the Lenders named therein, Credit Suisse First Boston, as documentation agent, and Salomon Brothers Inc, as syndication agent and collateral and administrative agent, as in effect from time to time.

                  "WSAC Loan" means all Indebtedness and other obligations of WSAC arising in connection with the WSAC Credit Agreement.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Securities;

              "indenture security holder" means a Holder or a Securityholder;

              "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee;
            and

               "obligor" on the  indenture  securities  means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the SEC and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

               (i)a term has the meaning assigned to it;

               (ii)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii"or" is not exclusive;

               (iv)words in the singular include the plural, and words in the plural include the singular;

               (v)provisions apply to successive events and transactions;

               (vi)"herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                  SECTION 1.04. Ranking of the Securities. The Securities shall rank pari passu with the Convertible Notes, the 1997 Senior Subordinated Notes, the Exchange Debentures and the Deferred Interest Notes.


                                   ARTICLE TWO

                                 THE SECURITIES

                  SECTION  2.01.  Form and  Dating.  Provisions  relating to the
Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this
Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture) which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A (with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture), which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

               SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated (not to exceed $200,000,000) and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar or Paying Agent.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When Securities are presented to the Registrar or a co-registrar with a request (i) to register a transfer or (ii) to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the transfer, as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate and deliver temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. Defaulted Interest. If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE THREE

                                   REDEMPTION

                  SECTION 3.01. Right of Redemption. The Securities may be redeemed at the election of the Company, in whole at any time, or in part from time to time on or after March 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed as a percentage of principal amount of the Securities), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:


                 Year                             Redemption Price
               -------                            ----------------
                 2003                                 105.000%
                 2004                                 103.333
                 2005                                 101.667
                 2006 and thereafter                  100.000
               ======================            ==================


                  SECTION 3.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed plus interest accrued and premium due thereon, if any, to the Redemption Date.

                  The  Company  shall  give  each  notice  provided  for in this
Section 3.02 in an Officers' Certificate at least five days before mailing the notice to Holders referred to in Section 3.01.

                  SECTION 3.03. Selection of Securities To Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of $1,000 in principal amount or less shall be redeemed in part.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

                  SECTION 3.04. Notice of Redemption. With respect to any redemption of Securities pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the name and address of the Paying Agent;

                  (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

                  (f) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (g) that, if any Security contains a CUSIP number as provided in Section 2.12, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

                  At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least five days before mailing the notice to the Holders referred to in this Section 3.04, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

                  SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the relevant Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

                  Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

                  SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

                  SECTION 3.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.


                                  ARTICLE FOUR

                                    COVENANTS

                  SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent, if any, for the Securities.

                  The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

                  SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar or any Affiliate of any of them) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.03.

                  SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities and Indebtedness existing on the Issue
Date); provided, however, that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

                  Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                   (i)Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed $200,000,000, less any amount of Indebtedness Incurred pursuant to this clause (i) and permanently repaid as provided under Section 4.10;

                  (ii)Indebtedness   (A)  to  the   Company   evidenced   by  an
         unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                 (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii),
         (v), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Securities, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new
         Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided further, however, that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii);

                  (iv)Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                   (v)Indebtedness of the Company not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by the Company from and after March 1, 1998 (less the amount of any such Net Cash Proceeds the receipt of which permitted the Company or any Restricted Subsidiary to make any Restricted Payment, including any Restricted Payment described in the second paragraph under Section 4.05) from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash); provided, however, that such Indebtedness (x) does not mature prior to the Stated Maturity of the Securities and has an Average Life longer than the Securities and (y) is pari passu with or subordinated to the Securities at least to the extent that the Securities are subordinated to Senior Indebtedness;

                  (vi)Indebtedness of any Restricted Subsidiary Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on the Issue Date (and refinancings thereof), up to the amount of the commitment under such credit agreement on the Issue Date;

                  (vii) Indebtedness to the extent such Indebtedness is secured by Liens which are purchase money or other Liens upon equipment or inventory acquired or held by the Company or any of its Restricted Subsidiaries taken or obtained by (A) the seller or lessor of such equipment or inventory to secure all or a part of the purchase price or lease payments therefor or (B) the person who makes advances or incurs obligations, thereby giving value to the Company to enable it to purchase or acquire rights in such equipment or inventory, to secure the repayment of all or a part of the advances so made or obligations so incurred; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the equipment or inventory acquired;

                (vii) Indebtedness of any Restricted Subsidiary not to exceed, at any one time outstanding, 80% of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication); and

                  (ix)Indebtedness of the Company, to the extent the proceeds thereof are immediately used to purchase the 1995 Notes, the 1997 Notes, the 1997 Senior Subordinated Notes, the Exchange Debentures, the Securities or the Deferred Interest Notes tendered in an Offer to Purchase made as a result of a Change of Control.

                  (b) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                  (c) The Company will not,  and will not permit any  Restricted
Subsidiary  to,  Incur  any  Guarantee  of  Indebtedness  of  any   Unrestricted
Subsidiary.

                  SECTION 4.04. Limitation on Senior Subordinated Indebtedness. The Company will not (i) Incur any Indebtedness, other than the Securities, that is expressly made subordinated in right of payment to any Senior Indebtedness of the Company unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Securities pursuant to provisions substantially similar to those contained in
Article 10; provided, however, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness of the Company or (ii) Incur any Indebtedness secured by a Lien if such Indebtedness is not Senior Indebtedness of the Company, unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such secured Indebtedness for so long as such secured Indebtedness is secured by a Lien.

                  SECTION 4.05. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by the Company or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries); (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of the Company; (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Deemed Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Deemed Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to Section 4.17 plus (2) the aggregate Net Cash Proceeds received by the Company after the Deemed Closing Date (less the amount of such Net Cash Proceeds the receipt of which served as the basis on which the Company Incurred Indebtedness pursuant to clause (v) of the second paragraph under Section 4.03 or pursuant to any similar provision contained in the indenture relating to the 1995 Senior Notes as in effect on the Deemed Closing Date (such Net Cash Proceeds being herein called "Allocated Proceeds")) from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and other than reductions in Investments made pursuant to clauses
(vi) or (vii) of the second paragraph
of this Section 4.05 in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

                  The foregoing provision shall not be violated by reason of:

                   (i)the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                  (ii)the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03;

                  (iiithe repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds (other than Allocated Proceeds), of a substantially concurrent sale of, shares of Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of the Company;

                  (iv)the making of any other Restricted Payment made by exchange for, or out of the proceeds (other than Allocated Proceeds) of, a substantially concurrent sale of, shares of the Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of the Company;

                   (v)payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                  (vi)Investments, not to exceed $30,000,000 at any one time outstanding;

                 (vii) Investments, not to exceed $30,000,000 at any one time outstanding, in entities, substantially all of the assets of which consist of Telecommunications Assets;

                  (vii)(A) cash payments in lieu of the issuance of fractional shares of Common Stock upon conversion (including mandatory conversion) of the Convertible Notes provided for in the Convertible Notes Indenture and (B) cash payments on the Convertible Notes required to be made under the provisions of the Convertible Notes Indenture that relate to repurchases of Convertible Notes upon a change of control and that relate to limitations on sales of assets;

                  (ix)cash payments in lieu of the issuance of fractional shares of Common Stock of the Company upon conversion of any class of Preferred Stock of the Company; provided, however, that this exception shall not be available with respect to more than two such conversions with respect to any such class of Preferred Stock by any given Affiliate of the Company;

                   (x)Investments in entities that directly (or indirectly through subsidiaries) own licenses granted by the FCC or any other governmental entity with authority to grant telecommunications licenses; provided, however, that, in each case the Company or a Restricted Subsidiary shall, at the time of making such Investment, have an active role in the management or operation of such entity and in the provision of telecommunications services by such entity; and

                  (xi)the redemption of the shares of Exchangeable Preferred Stock upon mandatory redemption on December 15, 2007;

provided, however, that, except in the case of clauses (i) and (iii) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board of Directors. Any Investment made pursuant to clause (vi) or (vii) of this paragraph shall be deemed to be no longer outstanding (and repaid in full) if and when the Person in which such Investment is made becomes a Restricted Subsidiary of the Company.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof), and the Net Cash Proceeds from any issuance and sale of Capital Stock referred to in clauses (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.05 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section
4.05 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of the Securities or such Indebtedness.

                  SECTION 4.06. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                   (i)pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                  (ii)pay any Indebtedness owed to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary;

                (iii) make loans or advances to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary; or

                  (iv)transfer any of its property or assets to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

                  The foregoing provisions shall not prohibit any encumbrances or restrictions:

                   (i)existing on the Issue Date in this Indenture or any other agreement in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii)existing under or by reason of applicable law;

                  (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv)in the case of clause (iv) of the first  paragraph of this
         Section 4.06, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

                   (v)with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from (A) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or (B) creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to the indenture relating to the 1997 Senior Notes as in effect on the Deemed Closing Date.

                  SECTION 4.07. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

                   (i)to the Company or a Wholly Owned Restricted Subsidiary;

                   (ii)issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries;

                  (iii) if, immediately after giving  effect to such issuance or
         sale,  such  Restricted   Subsidiary  would  no  longer   constitute  a
         Restricted Subsidiary; or

                  (iv)issuances or sales of Common Stock of Restricted Subsidiaries, other than the Telecommunications Subsidiaries, if within six months of each such issuance or sale, the Company or such Restricted Subsidiary applies an amount not less than the Net Cash Proceeds thereof (if any) in accordance with clause (A) or (B) of the first paragraph of Section 4.10.

                  SECTION 4.08. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a
Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the
Guaranteed Indebtedness is (A) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.09. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the provisions of Section 4.05 (other than pursuant to clause (iv) of the definition of "Permitted Investment" or clause (vi) of the second paragraph of Section 4.05). Notwithstanding the foregoing, any transaction (or series of related transactions) with any Unrestricted Subsidiary covered by the first paragraph of this Section 4.09 and not covered by clauses (i) through (v) of this paragraph, the aggregate amount of which does not exceed $250,000 in value in any year will not be covered by this Section 4.09 and, if the aggregate value of such transaction exceeds $250,000 in any year, will not be covered by this Section
4.09 if such transaction has been determined by the Board of Directors to be fair to the Company.

                  SECTION 4.10. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its

Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10,000,000, the Company must commence, not later than the 15th Business Day after the first day of such month, and consummate an Offer to Purchase from the Holders and from the holders of the Deferred Interest Notes on a pro rata basis an aggregate principal amount of Securities and Deferred Interest Notes equal to the Excess Proceeds on such date of purchase, at a purchase price equal to 101% of the principal amount of such Securities or the principal amount of the Deferred Interest Notes on such date of purchase, plus accrued and unpaid interest (if any) on such principal amount of Securities or of Deferred Interest Notes, as the case may be, to such date of purchase; provided, however, that no Offer to Purchase shall be required to be commenced with respect to the Securities or the Deferred Interest Notes until the Business Day following the payment date with respect to the Offer to Purchase any 1997 Notes and need not be commenced if the Excess Proceeds remaining after application thereof to the 1997 Notes purchased in such Offer to Purchase applicable thereto are less than $10,000,000; provided further, however, that no Securities or Deferred Interest Notes may be purchased under this Section 4.10 unless the Company shall have purchased all 1997 Notes tendered pursuant to such Offer to Purchase applicable thereto.

                  SECTION 4.11. Repurchase of Securities upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Securities then outstanding, at a purchase price equal to 101% of the principal amount of the Securities on the date of purchase, plus accrued and unpaid interest (if any) on such amount to the date of purchase. Prior to the mailing of the notice to Holders of Securities commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall repurchase Securities pursuant to this Section 4.11.

                  The Company may not repurchase any Securities (or any other subordinated obligations, including the Deferred Interest Notes, the 1997 Senior Subordinated Notes, the Exchange Debentures and the Convertible Notes) pursuant to this Section 4.11 until it has repurchased all of the 1995 Senior Notes and the 1997 Senior Notes and has caused each of WEC and WEC II to repurchase all of the WEC Equipment Notes and WEC II Equipment Notes, respectively, tendered pursuant to any Offer to Purchase as a result of such Change of Control. However, if the Company is unable to repay all of its Indebtedness that would prohibit repurchase of the Securities or is unable to obtain the consents of the holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Securities or otherwise fails to purchase any Securities validly tendered, then the Company will have breached this
Section 4.11. This breach will constitute an Event of Default under this Indenture if it continues for a period of 30 consecutive days after written notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities outstanding. In addition, the failure by the Company to repurchase Securities at the conclusion of the Offer to Purchase will constitute an Event of Default without any waiting period or notice requirements.

                  SECTION 4.12. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than of the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole. In addition, the Company agrees to take such actions, within a reasonable time after the Issue Date (and in any event prior to any proceeding initiated regarding the dissolution of the Company), as may be necessary to ensure that it shall be in good standing under the laws of the jurisdiction of its incorporation.

                  SECTION 4.13. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  SECTION 4.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in reasonable condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.14 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

                  The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, product liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

                  SECTION 4.15. Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

                  SECTION 4.16. Compliance Certificates. (a) Beginning with respect to the fiscal year ended December 31, 1998, the Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and the Company's and the Restricted Subsidiaries' performance under this Indenture and that, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

                  (b) Beginning with respect to the fiscal year ended December 31, 1998, the Company shall (to the extent not prohibited by applicable accounting rules) deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and
(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company, as the case may be, was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

                  (c) Within 90 days after the end of the Company's fiscal year, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

                  SECTION 4.17. SEC Reports and Reports to Holders. Whether or not the Company is required to file reports with the SEC, if any Securities are outstanding, the Company shall file with the SEC, all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act. The Company shall supply the Trustee and each Holder of Securities or shall supply to the Trustee for forwarding to each such Holder, without cost to the Trustee or such Holder, copies of such reports or other information.

                  SECTION 4.18. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                  SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided, however, that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:

                  (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Securities, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03, and

                  (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and, if applicable, (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the provisions of this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                  SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section  5.01  of  this   Indenture,   the  successor   Person  formed  by  such
consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Securities if:

                  (a) the Company defaults in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article Ten;

                  (b) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited pursuant to the provisions of Article 10;

                  (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company contained in this Indenture or under the Securities, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

                  (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities,
(iii) the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor by such Securities, (b) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

                  SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Trustee, may waive all past Defaults and Events of Default and rescind and annul a declaration of acceleration (except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Security affected) if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, however, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

                  SECTION 6.06. Limitation on Suits. A Holder or Holders may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                   (i) such Holder or Holders have previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such written request.

                  For  purposes  of  Section  6.05 of this  Indenture  and  this
Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on such Holder's Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a),
(b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. Priorities. If the Trustee holds or collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                  First:  to the Trustee for all amounts due under Section 7.07;

                    Second:  to  Holders  for  amounts  then due and  unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

                    Third:   to  the  Company  or  any  other  obligors  of  the
               Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

                  SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding has been instituted.

                  SECTION  6.13.  Rights  and  Remedies  Cumulative.  Except  as
otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE SEVEN

                                     TRUSTEE

                  SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

                  SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided, however, that the Trustee's conduct does not constitute negligence or bad faith;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a fact or circumstance be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney; and

                  (viii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a written Board Resolution.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

                  SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a trust officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within five Business Days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or the Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1999, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA
Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time and upon the Trustee's request such compensation as shall be agreed upon in writing for its services in any capacity hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee; provided, however, that the Trustee shall be under no obligation whatsoever under this Indenture or any other document delivered in connection with the Securities, to advance or expend its own funds. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

                  If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services are intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

                  SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

                  The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal.

                  If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, either subject to the lien provided in
Section 7.07 or less amounts retained by the retiring Trustee to satisfy amounts owed to it pursuant to the terms of this Indenture, including but not limited to
Section 7.07 hereof, as the retiring Trustee determines, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Notwithstanding  replacement  of the Trustee  pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

                  SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

                  SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

                  SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

          SECTION  8.01.  Termination  of  Company's   Obligations.   Except  as
otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities and this Indenture if:

                  (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
         Section 8.05) have been delivered to the Trustee for cancelation and the Company has paid all sums payable by it hereunder; or

                  (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and
         (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.11, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day (or, to the extent applicable under clause (D) below, one year) after the date of the deposit referred to in clause
(A) of this Section 8.02 if:

                  (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at the Stated Maturity or earlier optional redemption of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                  (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day (or one year) after such date of deposit;

                  (D) the Company shall have delivered to the Trustee (1) either
         (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (i) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (ii) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and

                  (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

                  Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123- day (or one year) period with respect to this
Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.11, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the
Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

                  After any such irrevocable deposit, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

                  SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses
(iii) and (iv) of

Section 5.01 and Sections 4.03 through 4.19, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.19, and clauses (d) and (e) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                      (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or earlier optional redemption of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

                     (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                    (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                     (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of
         Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and
         (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

                      (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Securities to be delisted; and

                     (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

                  SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 8.07. Insiders. With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Sections 8.02(D)(2)(y) and 8.03(iv)(D), the Trustee may rely on an Officers' Certificate.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency in this Indenture; provided, however, that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

                  (b) to comply with Article Five;

                  (c) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

                  (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (e) to make any change that, in the opinion of the Board of Directors of the Company evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

                  SECTION  9.02.  With  Consent of Holders.  Subject to Sections
6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                      (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Security, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                     (ii) reduce the percentage in principal amount of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                    (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Security; or

                     (iv) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an  amendment,  supplement  or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

                  SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

                  SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                  SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                   ARTICLE TEN

                                  SUBORDINATION

                  SECTION 10.01. Securities Subordinate to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Security, likewise covenants and agrees, that all Securities shall be issued subject to the subordination provisions contained in this Article Ten, and each Holder of a Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Senior Subordinated Obligations shall be, to the extent and in the manner set forth in this Article Ten, subordinated in right of payment and subject to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior

Indebtedness including, without limitation, the Company's obligations under the Designated Senior Indebtedness and any interest accruing subsequent to an event specified in Sections 6.01(f) and 6.01(g), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code. The Securities are pari passu with the Convertible Notes, the 1997 Senior Subordinated Notes, the Exchange Debentures and the Deferred Interest Notes.

                  SECTION 10.02. No Payment on Securities in Certain Circumstances. (a) No direct or indirect payment by or on behalf of the Company of any Senior Subordinated Obligations, whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived, or the benefits of this sentence waived by or on behalf of, the holders of such Senior Indebtedness.

                  (b) In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of the Company upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 159 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder and the Trustee has received notice pursuant to Section 10.12 that such payment is prohibited by paragraphs (a) and (b) of this Section 10.02, the Trustee shall promptly notify the holders of the Senior Indebtedness identified to the Trustee by the Company as being holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee, notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior
Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Holders.

                  SECTION 10.03. Payment Over of Proceeds Upon Dissolution, Etc.
(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Securities or the Trustee on behalf of the Holders of the Securities shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of any Securities upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled, but for the subordination provisions of this Article Ten, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Securities or the Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

                  (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the

Trustee or any Holder at a time when such payment or distribution is prohibited by Section 10.03(a) and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee under the Senior Note Indenture, or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

                  (d) For purposes of this Section 10.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 10.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Indebtedness then outstanding; provided, however, that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 10.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions provided in Article Five.

                  SECTION 10.04. Subrogation of Holders to Rights of Holders of Senior Indebtedness. Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full, and no such payments or distributions to the holders of Senior Indebtedness (or any trustee therefor) of any cash, property or securities of the Company to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Ten, and no payment pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders or the Trustee on their behalf shall be, as among the Trustee, the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of, the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

                  SECTION 10.05. Obligations of Company Unconditional. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Without limiting the generality of the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

                  SECTION 10.06. Payments May Be Made Prior to Dissolution. Nothing contained in this Article Ten or elsewhere in this Indenture or in any of the Securities (a) shall prevent the Company at any time, except under the conditions described in Article Six or Section 10.02 or 10.03, from making payments of or on account of the Senior Subordinated Obligations to the Holders entitled thereto or from depositing any moneys with the Trustee for such payments, or (b) shall prevent the application by the Trustee (or any Paying Agent other than the Company) of any moneys deposited with it hereunder to the payment of or on account of the Senior Subordinated Obligations, if the Trustee or such Paying Agent, as the case may be, did not, at least two business days prior to the date upon which such payment becomes due and payable, have written notice as provided in Section 10.02 or 10.12 of any event prohibiting the making of such payment. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

                  SECTION 10.07. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness of the Company to enforce the subordination provisions of this Article Ten shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

                  SECTION 10.08. Authorization to Trustee to Take Action to Effectuate Subordination. Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of the Senior Indebtedness, the subordination as provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  SECTION 10.09. Senior Indebtedness May Be Renewed or Extended, Etc. Without in any way limiting the generality of Section 10.07 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 10.10. Trustee to Have No Fiduciary Duty to Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to the Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

                  SECTION 10.11. Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

                  SECTION  10.12.  Notice to  Trustee.  The  Company  shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of moneys to or by the Trustee in respect of Securities pursuant to the provisions of this Article Ten or otherwise. The Trustee shall not be charged with knowledge of the existence of a default or event of default with respect to the Senior Indebtedness or any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office signed by an Officer of the Company, any holder or representative of any class of Senior Indebtedness or any trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section 10.12 at least two Business Days prior to the date upon which, by the terms of this Indenture, any money shall become payable for any purpose (including, without limitation, the payment of the principal or, premium, if any, or interest on any Security), then notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any money from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 10.12 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Ten. The foregoing shall not apply if the Paying Agent is the Company.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten.

                  SECTION 10.13. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

                  SECTION 10.14. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

          SECTION 10.15. Trustee's Compensation Not Prejudiced. Nothing in this Article Ten will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

                  SECTION 11.01. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

                  if to the Company:

                  WinStar Communications, Inc.
                  230 Park Avenue
                  New York, New York 10169
                  Attention: General Counsel


                  if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036-1532
                  Attention:  Corporate Trust Division

                  The  Company  or  the  Trustee  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed to a Holder shall be mailed at the Company's expense to such Holder's address as it appears on the Security Register by first class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02 it is duly given, whether or not the addressee receives it.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be in writing and filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

                  SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

               (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                  SECTION 11.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

                  SECTION 11.07. Governing Law. This Indenture and the Securities shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  SECTION 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person thereof in such capacity; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Securities.

          SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                   WINSTAR COMMUNICATIONS, INC.


                                   By:__________________________
                                      Name:
                                      Title:



                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, as Trustees


                                   By:__________________________
                                      Name:
                                      Title:

                                                                    EXHIBIT A





                [FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

*/
**/

                          WINSTAR COMMUNICATIONS, INC.

                      10% Senior Subordinated Note Due 2008

                                                      CUSIP _________
No.                                                        $_________

                  WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of ___________________ ($__________) on March 15, 2008.

                  Interest Payment Dates: March 15 and September 15, commencing September 15, 1998.

                  Regular Record Dates:  March 1 and September 1.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


----------------------------
   */ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 caption "[TO BE ATTACHED TO GLOBAL SECURITIES]--SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".
   **/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with Assignment Form included in such Exhibit 1.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                               WINSTAR COMMUNICATIONS, INC.


                                    By: _________________________
                                        Name:
                                        Title:


                (Form of Trustee's Certificate of Authentication)

            This is one of the 10% Senior Subordinated Notes Due 2008 described in the within-mentioned Indenture.


                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Trustee
Date:

                                     By: __________________________
                                          Authorized Signatory

            [REVERSE SIDE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE]

                          WINSTAR COMMUNICATIONS, INC.

                      10% Senior Subordinated Note Due 2008

1.  Principal and Interest.

                  The Company will pay the principal of this Note on March 15, 2008.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                  Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 and September 1 immediately preceding the relevant Interest Payment Date) on each Interest Payment Date, commencing September 15, 1998.

                  Interest on the Notes will accrue from the most recent Interest Payment Date; provided, however, that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Notwithstanding the above, (i) if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the earlier of
(x) the date on which all Registration Defaults have been cured and (y) the date on which all Notes become freely transferable by Holders other than Affiliates of the Company without further registration under the Securities Act.

                  The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest.

2.  Method of Payment.

                  The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15, commencing September 15, 1998, to the persons who are Holders (as reflected in the Security Register) at the close of business on the March 1 or September 1 immediately preceding the relevant
Interest Payment Date, in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided, however, that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

                  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Payments in respect of the Notes represented by a global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the trustee may accept in its discretion).

3.  Paying Agent and Registrar.

                  Initially, United States Trust Company of New York (the "Trustee") will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co- Registrar.

4.  Indenture.

                  The Company issued the Notes under an Indenture dated as of March 15, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Indenture limits the original aggregate principal amount of the Notes to $200,000,000 (subject to Section 2.07 of the Indenture).

5.  Redemption.

                  The Notes will not be redeemable prior to March 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed as a percentage of the principal amount of the Notes), plus accrued and unpaid interest, if any, on such amount to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing March 15 of the years set forth below:

                  Year                        Redemption Price
                  ----                        ----------------
                  2003                            105.000%
                  2004                            103.333
                  2005                            101.667
                  2006 and thereafter             100.000

6.  Notice of Redemption.

                  Notice of any optional redemption will be mailed by the Company at least 30 days but not more than 60 days before a Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes (or portions of Notes) called for redemption, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon Change in Control.

                  Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount of such Notes on such date of purchase, plus accrued and unpaid interest, if any, on such amount to the date of purchase (the "Change of Control Payment").

                  A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.  Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.

                  A Holder shall be treated as the owner of a Note for all purposes.

10.  Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.  Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the opinion of the Board of Directors of the Company, does not materially and adversely affect the rights of any Holder.

13.  Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

14.  Successor Persons.

                  Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15.  Defaults and Remedies.

                  The following events constitute  "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

                  If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the principal amount of the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.  Subordination.

                  The  payment  of the Notes is, to the  extent set forth in the
Indenture, subordinated in right of payment in full, in cash or cash equivalents, of all Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

17.  Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

                  No incorporator, stockholder, officer, director, employee or controlling person as such, of the Company or of any successor Person thereof in such capacity, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.

                  This  Note   shall  not  be  valid   until  the   Trustee   or
authenticating agent signs the certificate of authentication on the other side of this Note.

20.      Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  Governing Law.

                  The Indenture and the Notes shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to WinStar Communications, Inc., 230 Park Avenue, Suite 2700, New York, NY 10169,
Attention: General Counsel.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to:



Please insert social security or other identifying number of assignee


____________________________________________________________________

____________________________________________________________________


Print or type name, address and zip code of assignee and irrevocably appoint _______________________________________________________ , as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated _____________________            Signed  ______________________________



(Sign exactly as name appears on the other side of this Note)


Signature Guarantee _________________________________________***/




-----------------------------------
     *** The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the Box:  |_|

             If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in principal amount): $_____________

Date: _________________

Your Signature:  _______________________________________________________
           (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _________________________________________****/





----------------------------
     **** The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

                         RULE 144A/REGULATION S APPENDIX


           FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
          RULE 144A, AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                            RELIANCE ON REGULATION S.

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

         1. Definitions

         1.1  Definitions

         For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 10% Senior Subordinated Notes Due 2008 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

             "Initial Purchasers" means Credit Suisse First Boston Corporation, Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC.

                  "Initial Securities" means the 10% Senior Subordinated Notes Due 2008, issued under this Indenture on or about the date hereof.

                  "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private   Exchange   Securities"   means   the   10%   Senior
Subordinated Notes Due 2008 to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

                  "Purchase Agreement" means the Purchase Agreement dated March 17, 1998, among the Company and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated March 17, 1998, among the Company and the Initial Purchasers.

                  "Securities"  means  the  Initial  Securities,   the  Exchange
Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.


         1.2  Other Definitions

                                                             Defined in
          Term                                                Section:
          ----                                               ----------
"Agent Members"................................................2.1(b)
"Global Security"..............................................2.1(a)
"Regulation S".................................................2.1(a)
"Rule 144A"....................................................2.1(a)

         2.       The Securities.

         2.1  Form and Dating.

                  The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)  Certificated  Securities.  Except  as  provided  in  this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $200,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07 of this Indenture.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Rule 144A/Regulation S Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.09 of the Indenture prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b)  Legend.

                  (i) Except as  permitted  by the  following  paragraphs  (ii),
         (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A
                  TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

                  UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders to be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (c) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount at maturity of
Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.11 and
         9.04 of the Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article Three of this Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (e)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4  Certificated Securities.

                  (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend set forth in Exhibit 1 hereto.

                  (c)  Subject  to  the  provisions  of  Section   2.4(b),   the
registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent

Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 Rule 144A/REGULATION S APPENDIX



                             [FACE OF INITIAL NOTE]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                         [Restricted Securities Legend]

                  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR
OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

                          WINSTAR COMMUNICATIONS, INC.

                      10% Senior Subordinated Note Due 2008

                                                             CUSIP _________
No.                                                             $___________

                  WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of ____________ ($_____) on March 15, 2008.

                  Interest Payment Dates: March 15 and September 15, commencing September 15, 1998.

                  Regular Record Dates:  March 1 and September 1.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date:                                     WINSTAR COMMUNICATIONS, INC.


                                         By: ___________________________
                                             Name:
                                             Title:

                (Form of Trustee's Certificate of Authentication)

         This is one of the 10% Senior Subordinated Notes Due 2008 described in the within-mentioned Indenture.

Date:
                                         UNITED STATES TRUST
                                         COMPANY OF NEW YORK, as
                                         Trustee


                                        By: ______________________________
                                            Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                          WINSTAR COMMUNICATIONS, INC.

                      10% Senior Subordinated Note Due 2008

1.  Principal and Interest.

                  The Company will pay the principal of this Note on March 15, 2008.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                  Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 and September 1 immediately preceding the relevant Interest Payment Date) on each Interest Payment Date, commencing September 15, 1998.

                  Interest on the Notes will accrue from the most recent Interest Payment Date; provided, however, that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Notwithstanding the above, (i) if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the earlier of
(x) the date on which all Registration Defaults have been cured and (y) the date on which all Notes become freely transferable by Holders other than Affiliates of the Company without further registration under the Securities Act.

                  The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest.

2.  Method of Payment.

                  The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15, commencing September 15, 1998, to the persons who are Holders (as reflected in the Security Register) at the close of business on the March 1 or September 1 immediately preceding the relevant
Interest Payment Date, in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided, however, that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

                  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Payments in respect of the Notes represented by a global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the trustee may accept in its discretion).

3.  Paying Agent and Registrar.

                  Initially, United States Trust Company of New York (the "Trustee") will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co- Registrar.

4.  Indenture.

                  The Company issued the Notes under an Indenture dated as of March 15, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  The Indenture limits the original aggregate principal amount of the Notes to $200,000,000 (subject to Section 2.07 of the Indenture).

5.  Redemption.

                  The Notes will not be redeemable prior to March 15, 2003. Thereafter, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holders' last address as it appears in the Security Register, at the following Redemption Prices (expressed as a percentage of the principal amount of the Notes), plus accrued and unpaid interest, if any, on such amount to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing March 15 of the years set forth below:

                           Year                     Redemption Price
                           ----                     ----------------
                           2003                         105.000%
                           2004                         103.333
                           2005                         101.667
                           2006 and thereafter          100.000

6.  Notice of Redemption.

                  Notice of any optional redemption will be mailed by the Company at least 30 days but not more than 60 days before a Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes (or portions of Notes) called for redemption, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon Change in Control.

                  Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount of such Notes on such date of purchase, plus accrued and unpaid interest, if any, on such amount to the date of purchase (the "Change of Control Payment").

                  A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided, however, that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.  Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.  Persons Deemed Owners.

                  A Holder shall be treated as the owner of a Note for all purposes.

10.  Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.  Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that, in the opinion of the Board of Directors of the Company, does not materially and adversely affect the rights of any Holder.

13.  Restrictive Covenants.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

14.  Successor Persons.

                  Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15.  Defaults and Remedies.

                  The following events constitute  "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

                  If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the principal amount of the Notes automatically becomes due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.  Subordination.

                  The  payment  of the Notes is, to the  extent set forth in the
Indenture, subordinated in right of payment in full, in cash or cash equivalents, of all Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

17.  Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

                  No incorporator, stockholder, officer, director, employee or controlling person as such, of the Company or of any successor Person thereof in such capacity, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.

                  This  Note   shall  not  be  valid   until  the   Trustee   or
authenticating agent signs the certificate of authentication on the other side of this Note.

20. Holders' Compliance with Registration Rights Agreement.

                  Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

22.  Governing Law.

                  The Indenture and the Notes shall be governed by the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to WinStar Communications, Inc., 230 Park Avenue, Suite 2700, New York, NY 10169,
Attention: General Counsel.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to:



Please insert social security or other identifying number of assignee

______________________________________________________________________

______________________________________________________________________



Print or type name, address and zip code of assignee and irrevocably appoint ___________________________, as agent, to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Dated ____________________________     Signed ________________________________



(Sign exactly as name appears on the other side of this Note)


Signature Guarantee _______________________________________*/

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      /_/      to the Company; or

         (2)      /_/      pursuant to an effective registration statement under
                           the Securities Act of 1933; or


------------------
     * The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

         (3)   /_/  inside   the   United   States  to  a   "qualified
                    institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule
                    144A under the Securities Act of 1933; or

         (4)  /_/   outside   the   United   States  in  an   offshore
                    transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5) /_/    pursuant  to  another  available   exemption  from
                    registration   provided   by  Rule  144   under   the
                    Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                    --------------------------
                                    Signature

Signature Guarantee:

----------------------------        --------------------------
Signature must be guaranteed        Signature

------------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to

Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                   ______________________________
                                               NOTICE:  To be executed by
                                                        an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

Date of     Amount of decrease in     Amount of increase in     Principal amount of this    Signature of authorized
Exchange    Principal Amount of this  Principal Amount of this  Global Security following   officer of Trustee or
            Global Security           Global Security           such decrease or increase)  Securities Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note  purchased  by the  Company  pursuant to
Section 4.10 or Section 4.11 of the Indenture, check the Box: |_|

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount
(in principal amount): $----------

Date: _____________

Your Signature: ______________________________________________________________
             (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ____________________________ **/



------------------------------------------
     ** The Holder's signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.